EXHIBIT 99.(b)
                   PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                        CONSOLIDATING STATEMENT OF INCOME
                      For the year ended December 31, 1997
                                  (In millions)

                                                                                            Mid-                           Progress
                                             Progress   Progress  Progress   Continent   Progress     Electric              Capital
                                             Capital    Energy    Holdings,  Life Ins.  Reinsurance    Fuels               Holdings
                                             Holdings    Corp.      Inc.      Company    Co., Ltd.     Corp.       Elim.    Consol.
                                            ---------   -------  ----------  --------    ---------     -------   --------  --------
REVENUES:
  Electric utility                          $   0.0     $   0.0  $  0.0      $     0.0  $    0.0      $    0.0   $    0.0  $    0.0
  Diversified                                  26.0         1.2    (1.4)         116.1       0.0       1,032.5      (26.2)  1,148.2
                                              -----      ------   -----        -------   -------      --------   --------   -------
                                               26.0         1.2    (1.4)         116.1       0.0       1,032.5      (26.2)  1,148.2
EXPENSES:                                       --           --      --            --         --            --         --       --
  Electric utility:
    Fuel                                        0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
    Purchased power                             0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
    Energy conservation cost                    0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
    Operation and maintenance                   0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
    Extended nuclear outage -
      O&M and replacement power costs           0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
    Depreciation                                0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
    Taxes other than income taxes               0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
                                              -----      ------   -----        -------   -------      --------   --------  --------
                                                0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
                                              -----      ------   -----        -------   -------      --------   --------  --------
   Diversified:
    Cost of sales                               0.0         0.0     0.0          107.1       0.0         925.0        0.0   1,032.1
    Loss rel.to life insurance subsidiary      86.9         0.0     0.0            0.0       0.0           0.0        0.0      86.9
    Other                                       2.4         8.3     0.0            8.6       0.8          35.8        0.0      55.9
                                              -----      ------   -----        -------   -------      --------   --------  --------
                                               89.3         8.3     0.0          115.7       0.8         960.8        0.0   1,174.9
                                              -----      ------   -----        -------   -------      --------   --------  --------
INCOME FROM OPERATIONS                        (63.3)       (7.1)   (1.4)           0.4      (0.8)         71.7      (26.2)    (26.7)
                                              -----      ------   -----        -------   -------      --------   --------  --------
INTEREST EXPENSE AND OTHER:
  Interest expense                             37.0         0.5     0.0            0.0       0.0          23.7      (23.3)     37.9
  Allowance for funds used
   during construction                          0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
  Preferred dividend requirements
   of Florida Power                             0.0         0.0     0.0            0.0       0.0           0.0        0.0       0.0
  Other expense (income), net                 (22.6)        0.0     0.0            0.0       0.1          (3.6)      23.0      (3.1)
                                              -----      ------   -----        -------   -------      --------   --------  --------
                                               14.4         0.5     0.0            0.0       0.1          20.1       (0.3)     34.8
                                              -----      ------   -----        -------   -------      --------   --------  --------
 INCOME BEFORE INCOME TAXES                   (77.7)      (7.6)    (1.4)           0.4      (0.9)         51.6      (25.9)    (61.5)
  Income taxes                                 (9.7)      (2.8)    (0.5)           0.0       0.0          19.5        0.0       6.5
                                              -----      ------   -----        -------   -------      --------   --------  --------

NET INCOME                                  ($ 68.0)     ($4.8)    (0.9)        $  0.4      (0.9)         32.1    ($ 25.9) ($  68.0)
                                              =====     ======    =====        =======   =======      ========    =======   =======
Effective December 31, 1997, the Company deconsolidated the financial statements of Mid-Continent Life Insurance Company.



                   PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1997
                                  (In millions)

<CAPTION
                                                                                                               Progress
                                            Progress   Progress   Progress    Progress    Electric              Capital
                                            Capital     Energy   Holdings,  Reinsurance    Fuels               Holdings
                                            Holdings    Corp.       Inc.     Co., Ltd.     Corp.      Elim.     Consol.
ASSETS                                      -------    -------    -------    ---------    -------    -------   --------

PROPERTY, PLANT AND EQUIPMENT:
Electric utility plant in service
    and held for future use                   $0.0       $0.0       $0.0        $0.0        $0.0       $0.0       $0.0
  Less: Accumulated depreciation               0.0        0.0        0.0         0.0         0.0        0.0        0.0
        Accumulated decommissioning
          for nuclear plant                    0.0        0.0        0.0         0.0         0.0        0.0        0.0
        Accumulated dismantlement
          for fossil plants                    0.0        0.0        0.0         0.0         0.0        0.0        0.0
                                             -------     -------    -------    ---------    -------    -------   -------
                                               0.0        0.0        0.0         0.0         0.0        0.0        0.0
  Construction work in progress                0.0        0.0        0.0         0.0         0.0        0.0        0.0

  Nuclear fuel, net of amortization            0.0        0.0        0.0         0.0         0.0        0.0        0.0
                                             -------     -------    -------    ---------    -------    -------   -------
        Net electric utility plant             0.0        0.0        0.0         0.0         0.0        0.0        0.0

  Other property, net of depr.                 0.0        0.1        0.0         0.0       399.9        0.0      400.0
                                             -------     -------    -------    ---------   -------    -------   -------
                                               0.0        0.1        0.0         0.0       399.9        0.0      400.0
                                             -------     -------    -------    ---------   -------    -------   -------
CURRENT ASSETS:
  Cash and equivalents                         0.1        0.0        0.0         0.9         2.8        0.0        3.8
  Accounts receivable, net                     0.0        0.0        0.0         0.0       124.9        0.0      124.9
  Intercompany receivables                   250.0        0.0        0.0         0.0        30.7     (250.0)      30.7
  Current portion of leases & loans            0.0        0.0        0.0         0.0         1.2        0.0        1.2
  Inventories, primarily at average cost:
    Fuel                                       0.0        0.0        0.0         0.0        33.6        0.0       33.6
    Utility materials and supplies             0.0        0.0        0.0         0.0         0.0        0.0        0.0
    Diversified materials                      0.0        0.0        0.0         0.0       126.8        0.0      126.8
  Underrecovery of fuel cost                   0.0        0.0        0.0         0.0         0.0        0.0        0.0
  Other                                        2.5        0.3        0.0         0.1         7.6        0.8       11.3
                                             -------    -------    -------    ---------   -------    -------   -------
                                             252.6        0.3        0.0         1.0        327.6    (249.2)     332.3
                                             -------    -------    -------    ---------   -------    -------   -------
OTHER ASSETS:
  Investments:
    Leases & loans receivable, net             0.0        0.0        0.0         0.0         24.0       0.0       24.0
    Joint ventures and partnerships           28.1        9.9        1.9         0.0         9.7        0.0       49.6
    Invest in consol affiliates              416.7        0.0        0.0         0.0         0.0     (416.7)       0.0
    Nuclear plt decommissioning fnd            0.0        0.0        0.0         0.0         0.0        0.0        0.0
  Other                                        0.0        0.0        0.0         0.0         61.1       0.0       61.1
                                             -------    -------    -------    ---------    -------    -------   -------
                                             444.8        9.9        1.9         0.0         94.8     (416.7)    134.7
                                             -------    -------    -------    ---------    -------    -------   -------
                                             $697.4     $10.3       $1.9        $1.0       $822.3    ($665.9)   $867.0
                                             =======    =======    =======    =========    =======    =======   =======
Effective December 31, 1997, the Company deconsolidated the financial statements of Mid-Continent Life Insurance Company.

                   PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1997
                                  (In millions)

<CAPTION                                                                                                                   Progress
                                                Progress     Progress    Progress     Progress      Electric               Capital
                                                 Capital      Energy     Holdings   Reinsurance       Fuels                Holdings
                                                Holdings      Corp.        Inc.      Co., Ltd.        Corp.        Elim.    Consol.
CAPITAL AND LIABILITIES                          -------      -------     -------    ---------      -------      -------   --------

COMMON STOCK EQUITY:
  Common stock                                   $160.1        $7.4        $2.8         $3.8          $88.9      ($102.9)   $160.1
  Retained earnings                              (135.9)      (8.6)        (0.9)       (4.2)          112.6       (98.9)    (135.9)
                                                 -------      -------     -------     ---------      -------      -------  --------
                                                  24.2        (1.2)         1.9        (0.4)          201.5       (201.8)     24.2
CUMULATIVE PREFERRED STOCK OF FLORIDA POWER:
    Without sinking funds                          0.0         0.0          0.0         0.0            0.0          0.0        0.0

LONG-TERM DEBT                                    629.0        0.0          0.0         0.0           418.4       (415.0)    632.4
                                                 -------      -------     -------     ---------      -------      -------   -------
TOTAL CAPITAL                                     653.2       (1.2)         1.9        (0.4)          619.9       (616.8)    656.6
                                                 -------      -------     -------     ---------      -------      -------   -------
CURRENT LIABILITIES:
  Accounts payable                                 0.1         0.0          0.0         0.1           80.0          0.0       80.2
  Intercompany payables                          (11.6)        9.0          0.0         0.0           41.7        (50.0)     (10.9)
  Customers' deposits                              0.0         0.0          0.0         0.0            0.0          0.0        0.0
  Income taxes payable                             0.0         0.0          0.0         0.0            0.0          0.8        0.8
  Accrued interest                                 9.2         0.0          0.0         0.0            0.4          0.0        9.6
  Other                                            0.3         0.3          0.0         0.0           17.5          0.1       18.2
                                                 -------      -------     -------     ---------      -------      -------   -------
                                                  (2.0)        9.3          0.0         0.1           139.6       (49.1)      97.9
  Notes payable                                   35.0         0.0          0.0         0.0            0.0          0.0       35.0
  Current portion of long-term debt               10.0         0.0          0.0         0.0            3.7          0.0       13.7
                                                 -------      -------     -------     ---------      -------      -------   -------
                                                  43.0         9.3          0.0         0.1           143.3       (49.1)     146.6
                                                 -------      -------     -------     ---------      -------      -------   -------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                           (0.6)       (2.4)         0.0         0.0           36.3          0.0       33.3
  Unamortized investment tax credits               0.0         0.0          0.0         0.0            0.6          0.0        0.6
  Other postretirement benefit costs               0.0         0.0          0.0         0.0            1.5          0.0        1.5
  Other                                            1.8         4.6          0.0         1.3           20.7          0.0       28.4
                                                 -------      -------     -------     ---------      -------      -------   -------
                                                   1.2         2.2          0.0         1.3           59.1          0.0       63.8
                                                 -------      -------     -------     ---------      -------      -------   -------
                                                 $697.4       $10.3        $1.9         $1.0         $822.3      ($665.9)   $867.0
                                                 =======      =======     =======     =========      =======      =======   =======
Effective December 31, 1997, the Company deconsolidated the financial statements of Mid-Continent Life Insurance Company.


                   PROGRESS CAPITAL HOLDINGS AND SUBSIDIARIES
                  CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                      For the year ended December 31, 1997
                                  (In millions)

                                                                                Mid-                                      Progress
                                            Progress   Progress    Progress   Continent   Progress   Electric             Capital
                                            Capital    Energy     Holdings,   Life Ins. Reinsurance   Fuels               Holdings
                                            Holdings   Corp.        Inc.      Company    Co., Ltd.    Corp.     Elim.      Consol.
                                            -------   -------   -----------   -------    ---------   -------   -------    --------

BALANCE AT BEGINNING OF YEAR               ($  56.5)  ($ 3.8)      $  0.0     $  80.3     ($ 3.3)    $   90.5  ($ 163.7) ($  56.5)

  Net Income (loss)                           (68.0)    (4.8)        (0.9)        0.4       (0.9)        32.1  ($  25.9)    (68.0)

  Cash dividends                              (11.4)     0.0          0.0         0.0        0.0        (10.0)      10.0    (11.4)

  Reversal of retained earnings
    balance due to deconsolidation              0.0      0.0          0.0       (80.7)       0.0          0.0       80.7      0.0

                                             ------     ----         ----       -----       ----        ------     ------   ------
BALANCE AT END OF YEAR                     ($ 135.9)  ($ 8.6)      ($ 0.9)    $   0.0     ($ 4.2)     $  112.6   ($  98.9)($ 135.9)
                                             ======     ====         ====       =====       ====        ======     ======   ======


